Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-189932) pertaining to the News Corporation 2013 Long-Term Incentive Plan,

(2) Registration Statement (Form S-8 No. 333-200315) pertaining to the registration of common stock of News Corporation in connection with The Move, Inc. 2011 Incentive Plan, as amended; The Move, Inc. 2002 Stock Incentive Plan, as amended; The Move.Com, Inc. 2000 Stock Incentive Plan; The Move, Inc. 1999 Stock Incentive Plan, as amended; The iPlace, Inc. 2001 Equity Incentive Plan; and The Hessel 2000 Stock Option Plan;

of our report dated August 11, 2015, with respect to the combined financial statements of the Foxtel Group, which is comprised of Foxtel Partnership, Foxtel Management Pty Ltd, Customer Services Pty Ltd, Foxtel Cable Television Pty Ltd, Foxtel Television Partnership and their controlled entities, included in this Annual Report (Form 10-K) for the year ended June 30, 2015.

/s/ Ernst & Young

Sydney, Australia

August 11, 2015

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